Exhibit 5.2

深圳市福田区金田路安联大厦B座11层

11/F, Tower B, Anlian Plaza, Jintian Rd., Shenzhen 518026 P.R.China

电话/Tel: +86-755-88286488 传真/Fax: +86-755-88286499

www.dehenglaw.com

November 21, 2018

To: MMTEC, INC.

Room 608A, Air China Century Building,

40 Xiaoyun Road,

Chaoyang District, Beijing, 100020

People’s Republic of China

Re: Legal Opinion on Certain PRC Legal Matters

Ladies and Gentlemen:

We are qualified lawyers of the People's Republic of China (the “PRC”, for the purpose of this opinion, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and as such are qualified to issue this legal opinion (the “Opinion”) according to the laws and regulations of the PRC.

We have acted as legal counsel as to all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in effect and publicly available in the PRC as of the date hereof (the “PRC Laws”) to (a) MMTEC, Inc. (“MMTEC” or the “Company” ), a British Virgin Islands company; (b) MM Future Technology Limited (“MM Future”), a wholly owned subsidiary of MMTEC established under the laws of Hong Kong; and (c) Gujia (Beijing) Technology Co., Ltd. (“Gujia Beijing”, 股家(北京)科技有限公司in Chinese), a wholly owned subsidiary of MM Future established under the laws of the PRC, in connection with the Company’s registration statement on Form F-1 (File No. 333-227934) including all amendments or supplements thereto, relating to the proposed initial public offering (the “Offering”) of 1,800,000 common shares, and up to 270,000 common shares issuable upon exercise of an over-allotment option granted to the underwriters by the Company, par value US $0.001 per common share (the “Shares”), and the proposed listing (the “Listing”) of the Shares on the NASDAQ Capital Market.

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In giving the following opinion, we have examined the originals or certified, conformed or reproduced copies of all records, agreements, certificates issued by governmental authorities of the PRC, and other instruments that we have deemed relevant or necessary as the basis for the opinions hereinafter expressed.

In such examination, we have assumed: (a) the genuineness of all signatures on original or certified copies and the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as certified or reproduced copies; (c) that none of the documents, as they were presented to us as of the date of this opinion, has been revoked, amended, varied or supplemented; (d) that all factual representations made in all documents are correct in all material respects; and (e) that (i) the rights and obligations of the parties to any document governed by any law other than PRC Laws are (or, when such document has been duly executed, will be) legal, valid, binding and enforceable in accordance with their terms under that governing law, (ii) neither execution nor performance nor observance of any document is contrary to any law other than PRC Law, and (iii) nothing in any law other than PRC Law affects this opinion.

For facts that are not directly within our knowledge, we have relied upon the special reports, explanations and other documents, and representations and warranties provided by relevant government agencies, accounting firms, asset appraisal offices and the management and/or other representatives or shareholders of the Company.

In rendering the following opinion, we state that we are not admitted to practice in any country other than the PRC, and we express no opinion as to any laws other than the laws and regulations of the PRC. To the extent that the Registration Statement and Prospectus, or any other document referenced therein or herein, is governed by any law other than that of the PRC, we have assumed that no such other laws would affect the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that:

(i) Currently and immediately after giving effect to the Offering, the ownership structure of Gujia Beijing complies with all existing PRC Laws.

(ii) Gujia Beijing has been duly incorporated in the PRC with limited liability and is validly existing under the laws of the PRC, with full legal person status under the laws of the PRC and its business license is in full force and effect; the articles of association, the business license and other constituent documents of Gujia Beijing comply with the requirements of applicable PRC Laws, have been approved by the relevant PRC authorities and are in full force and effect. Gujia Beijing is in good standing in the PRC.

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(iii) The ownership structure of Gujia Beijing as disclosed in the Prospectus is true and accurate and nothing has been omitted from such descriptions that would make the same misleading in any material respects.

(iv) The equity interest of Gujia Beijing is free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims, and is wholly owned by MM Future.

(v) Gujia Beijing is not in default under or in breach of any term or condition of any agreement or instrument governed by the PRC Laws to which Gujia Beijing is a party or by which any of its properties, investments or assets are bound, except as disclosed in the Prospectus.

(vi) Guiia Beijing has sufficient corporate right, power and authority for it to own, use, and license its assets and conduct its business in the manner described in its respective business license and in the Registration Statement and the Prospectus. Gujia Beijing has obtained all governmental authorizations from, and completed all filings with, the government agencies that are necessary for it to own, use and license its assets, conduct its business in the manner as described in its business license and in the Registration Statement and the Prospectus. Gujia Beijing is in compliance with the provisions of all such governmental authorizations in all material aspects, and Gujia Beijing has not received any notification of proceedings relating to, or has any reason to believe that any governmental agencies are considering, the modification, suspension or revocation of any such governmental authorizations. There are no circumstances which might lead to the suspension, alteration or cancellation of any of the governmental authorizations of Gujia Beijing.

(vii) To the knowledge of such counsel after due inquiry, Gujia Beijing is not in violation of any provision of its respective organizational documents. Gujia Beijing has not taken any action nor has had any steps taken, nor has legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation of Gujia Beijing, nor has there been any suspension, withdrawal, revocation or cancellation of any of its respective business licenses.

(viii) Gujia Beijing is not in breach of or violation of, or default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument governed by the PRC Laws to which it is a party or by which it or any of its properties may be bound.

(ix) Gujia Beijing has full, valid and clean title to all of its property, assets and intellectual property used in connection with its business, free and clear of all security interest, liens, charges, encumbrances, claims, options, restrictions and other third party rights.

(x) Gujia Beijing is not delinquent in the payment of any taxes due and there is no tax deficiency which might be assessed against it, and there is no material breach or violation by the PRC Companies of any applicable PRC tax law or regulation.

(xi) The labor contracts or employment agreements entered by Gujia Beijing with its respective employees are in compliance with PRC Laws.

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(xii) Subject to a withholding tax of up to ten percent, Gujia Beijing has full power and authority to effect dividend payments and remittances thereof outside the PRC in United States dollars or Hong Kong dollars free of deduction and without the need to obtain any consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory agency or body of or in the PRC.

(xiii) No stamps or other issuances or transfer taxes or duties and no capital gains, income, withholdings or other taxes are payable by or on behalf of the Company, Gujia Beijing or any Underwriter to the PRC tax authority in connection with (a) the creation, issuance, sale, and delivery of the Shares; (b) the sale and delivery by the Company of the Shares to or for the accounts of the Underwriters; (c) the execution, delivery and performance of the Underwriting Agreement by the Company; or (d) the holding, sale, delivery and transfer of the Shares by a person or entity that is not a resident of the PRC.

(xiv) The labor contracts or employment agreements entered into by Gujia Beijing and its respective employees are in compliance with the PRC Labor Law and the PRC Labor Contract Law. Gujia Beijing has registered with relevant Social Security Bureau and has paid social insurance for all of its employees.

(xv) The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, the CSRC has not issued any definitive rules or interpretations concerning whether offerings such as the Offering are subject to the CSRC approval procedures under the M&A Rules. Based on our understanding of the PRC Laws (including the M&A Rules), the CSRC’s approval is not required for the Offering and the Listing, given that a) the CSRC currently has not issued any definitive rule or interpretation concerning whether the Offering is subject to this regulation; and b) no explicit provision in the M&A Rules clearly classifies the acquisition of Gujia Beijing by MM Future (which was wholly owned by a non-PRC citizen at the time of acquisition) as a type of transactions falling under the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules effective after the date hereof.

(xvi) There is uncertainty as to whether the courts of the PRC would  recognize or enforce judgments of United States courts or British Virgin Islands courts obtained against MMTEC or its directors or officers predicated upon the civil liability provisions of the United States federal and state securities laws. China has not signed any treaties or recognized other form of reciprocity with the United States or British Virgin Islands that would provide for the reciprocal recognition and enforcement of foreign judgments. According to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against MMTEC or its directors and officers if they decide that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest.

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(xvii) There are no material legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is or may be a party or to which any property of the Company is or may be the subject; and to our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(xviii) The statements set forth in the Registration Statement and the Prospectus relating to PRC Laws or that are descriptions of agreements or instruments governed by PRC Laws under the captions “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business”, “Management”, “Related Party Transactions”, “Tax Matters Applicable to U.S. Holders of Our Common Shares”, “Enforceability of Civil Liabilities” and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), are true and accurate in all material respects, and fairly present and summarize the information and matters referred to therein, nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material respect.

Based upon our participation described above, we advise you that nothing has come to our attention that caused us to believe that:

(a) the Registration Statement (other than the financial statements and related schedules and other financial and statistical data derived therefrom and contained therein or omitted therefrom, as to which we express no opinion), at the date and as of the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the Prospectus (other than the financial statements and related schedules and other financial and statistical data derived therefrom and contained therein or omitted therefrom, as to which we express no view or belief), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact that is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This Opinion is delivered solely for the purpose of and in connection with the Registration Statement filed with the U.S. Securities and Exchange Commission and may not be used for any other purpose without our prior written consent. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions based upon any fact or circumstance hereafter coming to our attention or any change in law which hereafter occurs.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely,

/s/ DeHeng Law Offices

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